As filed with the Securities and Exchange Commission on May 8, 2013

Registration No. 333-188273

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

 CareView Communications, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	3663 (Primary Standard Industrial Classification Code Number)	95-4659068 (I.R.S. Employer Identification Number)

405 State Highway 121, Suite B-240
Lewisville, TX  75067
(972) 943-6050
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Samuel A. Greco
Chief Executive Officer
405 State Highway 121, Suite B-240
Lewisville, Texas 75067
(972) 943-6050
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Carl A. Generes, Esq.
Law Offices of Carl A. Generes
4358 Shady Bend Drive
Dallas, Texas 75244-7447
Phone: (214) 352-8674
Fax: (972) 715-5700

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 (the “Amendment”) relates to CareView Communication, Inc.’s (the “Registrant”) Registration Statement on Form S-1 (File No. 333-188273), initially filed with the Commission on May 1, 2013 (the “Registration Statement”). The Registrant is filing this Amendment for the sole purpose of replacing Exhibit 5.1 to the Registration Statement. This Amendment does not modify any provision of Part I or Part II of the Registration Statement other than Item 16(a) of Part II as set forth below.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules

(a)	Exhibits

Exhibit No.	Date of Document	Name of Document
5.1	05/08/13	Legal Opinion of The Law Offices of Carl A. Generes.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lewisville, State of Texas, on this 8th day of May, 2013.

CAREVIEW COMMUNICATIONS, INC.

By:	/s/ Samuel A. Greco
Samuel A. Greco
Chief Executive Officer

By:	/s/ Anthony P. Piccin
Anthony P. Piccin
Chief Financial Officer
Principal Financial Officer
Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Samuel A. Greco	Chief Executive Officer, Director	May 8, 2013
Samuel A. Greco	(principal executive officer)
/s/ Anthony P. Piccin	Chief Financial Officer	May 8, 2013
Anthony P. Piccin	(principal financial and accounting officer)
*	Chairman of the Board	May 8, 2013
Tommy G. Thompson
*	President, Chief Operating Officer, Director	May 8, 2013
Steven Johnson
*	Director	May 8, 2013
L. Allen Wheeler
*	Director	May 8, 2013
Jeffrey C. Lightcap

*By:	/s/ Samuel A. Greco
Samuel A. Greco
Attorney-in-fact

II-2

EXHIBIT INDEX

Exhibit No.	Date of Document	Name of Document
5.1	05/08/13	Legal Opinion of The Law Offices of Carl A. Generes.